                                                                    EXHIBIT 10.8

                                 FIRST AMENDMENT
                                       TO
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         This First Amendment to Amended and Restated Employment Agreement (the "Amendment") modifies that certain Amended and Restated Employment Agreement (the "Agreement") dated November 1, 1997, by and between Bruce A. Smith ("Employee") and Tesoro Petroleum Corporation, a Delaware corporation (the "Company"). This Amendment is effective as of October 28, 1998. Capitalized terms used in this Amendment not specifically defined herein shall have the meaning ascribed thereto in the Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company and Employee, the Company and Employee agree to modify the Agreement as provided in this Amendment.

1. Subsection 2(a) of the Agreement is hereby modified by replacing the base salary number of "$600,000" with "$700,000."

2. The first paragraph of Section 5 of the Agreement is hereby modified with the addition of the following sentence at the end of the paragraph: "For purposes of this Section 5 and Section 8, the provisions of such sections shall not apply to awards under the 1998 Performance Incentive Compensation Plan."

3. Section 10 of the Agreement is hereby modified with the addition of the following sentence at the end of the section: "Notwithstanding the foregoing, nothing in this Agreement shall be construed to limit or modify any rights or benefits the Employee may have or be entitled to receive under any employee benefit plan, program, strategy or arrangement applicable to the Employee, including, without limitation, those listed in Exhibit A."

4. Section 11 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "Employee shall be entitled to the greater of four weeks vacation annually or the number of weeks annually in accordance with Company policy as in effect from time to time. In the event Employee does not use his entire vacation time in any year, Employee shall be entitled to carry over unused vacation into the following year until his accrued vacation reaches six weeks or such greater period as may be permitted under the Company's vacation policy for management executives."

5. The second paragraph of Subsection 15(f) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "The Company further represents and warrants that sufficient shares are available and will remain available under the Company's stock option plan(s) to fund stock option awards under the Prior Agreement and under the stock option agreement(s) entered into in connection therewith. With respect to such stock options, the Company warrants that such plan(s) meets all of the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The Company shall be in continuous compliance with all applicable registration requirements with respect to the Company's Common Stock issued under any such stock option agreement. Upon exercise of such stock options, all shares subject thereto will be fully paid and non-assessable."

         Except as specifically modified in this Amendment, the Agreement shall remain as originally written. All references to the Agreement shall hereafter mean such agreement as modified by this Amendment.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                             COMPANY:  TESORO PETROLEUM CORPORATION



                                       /s/ JAMES C. REED, JR.
                                       -----------------------------------------
                                       James C. Reed, Jr.
                                       Executive Vice President, General
                                       Counsel and Secretary



                             EMPLOYEE: /s/ BRUCE A. SMITH
                                       -----------------------------------------
                                       Bruce A. Smith

                                       2